EXHIBIT 21.1

                     SUBSIDIARIES OF MAI SYSTEMS CORPORATION

                                   (12/31/97)


The following is a list showing MAI Systems Corporation and each of its subsidiaries, as of December 31, 1997, indicating each jurisdiction under the laws of which it was organized (the names of the subsidiaries are indented below the names of their respective parent corporation):


                     NAME:                                       JURISDICITION OF
                     -----                                       ----------------
                                                                 INCORPORATION
                                                                 ----------------
            MAI SYSTEMS CORPORATION                              DELAWARE

            Gaming Systems International                         Nevada

            MAI Canada Ltd.                                      Canada

            CLS Software International, Inc.                     California

            CLS de Mexico, S.A. de C.V.                          Mexico

            MAI del Caribe, Inc.                                 Delaware

            Computerized Lodging Systems B.V.                    Netherlands

            MAI de Venezuela, S.A.                               Venezuela

            Hotel Information Systems Ltd.                       Hong Kong

            Hotel Information Systems, Pte. Limited              Singapore

            MAI Information Solutions Limited                    United Kingdom

            Boss Solutions Limited                               Hong Kong





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